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                     SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C. 20549


                                  FORM 8-K



                               CURRENT REPORT



   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   January 17, 1997
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                            IRT Property Company
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           (Exact name of registrant as specified in its charter)



          Georgia                      1-7859                   58-1366611
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(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)           Identification No.)



200 Galleria Parkway, Suite 1400, Atlanta, GA                     30339
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code  (770) 955-4406



                                     N/A
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        (Former name or former address, if changed since last report)

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Item 5.  Other Events

         On January 17, 1997, the Company completed the repurchase of $54,799,000 of its 7.3% convertible subordinated debentures due August 15, 2003 in a private transaction with a single debenture holder. The debentures were repurchased by the Company at par plus accrued interest in exchange for cash and Company common stock, and will be cancelled.

         The seller had informed the Company that the seller held both $54,799,000 par value of the debentures and a short position of 1,500,000 shares in the Company's common stock. The consideration paid by the Company was comprised of 1,500,000 shares of common stock, valued for purposes of the exchange at $11.05 per share, and cash in the amount of $39,913,000, for a total consideration of $56,488,000, which includes $1,689,000 of accrued interest. The repurchase of the debentures was transacted on January 17, 1997 pursuant to a Purchase and Standstill Agreement under which the seller agreed to eliminate its short position in Company common stock, after which the seller will not own any Company securities. The seller further agreed not to take any position with respect to any Company securities or to attempt to influence Company policies or management in the future.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        IRT PROPERTY COMPANY
                                            (Registrant)

Date: January 17, 1997                  BY: /s/ Mary M. Thomas
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                                            Mary M. Thomas
                                            Executive Vice President and
                                            Chief Financial Officer